UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2015

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road
Suite 600
Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

Stock Purchase Agreement

On November 1, 2015, TreeHouse Foods, Inc. (NYSE: THS) (“TreeHouse”) and ConAgra Foods, Inc. (“ConAgra”) entered into a Stock Purchase Agreement (the “Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, ConAgra has agreed to sell its private label operations (the “Business”) to TreeHouse (the “Transaction”) for $2.7 billion in cash on a cash-free, debt-free basis, subject to working capital and other adjustments. The Business is a manufacturer and distributor of private branded and customized food items sold in various retail channels, primarily in North America. The Business’s private branded and customized food items are sold in a variety of categories in grocery and convenience stores including: hot and ready-to-eat cereal; snacks; condiments; bars and coordinated categories; pasta; and retail bakery goods.

TreeHouse and ConAgra have each made customary representations, warranties and covenants in the Agreement, including, among others, covenants by ConAgra to, subject to certain exceptions, conduct the Business in the ordinary course during the interim period between the execution of the Agreement and the closing of the Transaction.

The obligation of the parties to close the Transaction is subject to customary closing conditions, including, among others, (i) the receipt of antitrust clearance in the United States and Canada; and (ii) the absence of legal restraints or prohibitions. The obligation of each party to close the Transaction is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Agreement.

Pursuant to the Agreement, concurrently with the closing of the Transaction, ConAgra and TreeHouse, and/or their respective affiliates, will enter into a transition services agreement and certain other commercial arrangements.

TreeHouse expects to finance the acquisition through a combination of borrowings under its amended credit facility (as discussed in further detail below) and debt and equity capital market financings. In connection with entering into the Agreement for the Transaction, TreeHouse entered into a commitment letter with Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain other lender parties thereto (the “Commitment Letter”) that provides for (i) a senior secured incremental term loan A-2 facility in an aggregate principal amount of up to $1,025,000,000 (the “Term Loan A-2 Facility”) pursuant to the Amendment described below, (ii) a senior secured incremental term loan B facility in an aggregate principal amount of up to $575,000,000 (the “Term Loan B Facility” and, together with the Term Loan A-2 Facility, the “New Incremental Facilities”) pursuant to the Amendment described below and (iii) a senior unsecured bridge facility in an aggregate principal amount of up to $1,050,000,000 (the “Bridge Facility” and, together with the New Incremental Facilities, the “New Facilities”). Pursuant to the terms of the Commitment Letter, TreeHouse will have the option to release the collateral supporting the New Facilities in the event of the Term Loan B Facility has been repaid in full, it has no other secured indebtedness (subject to certain exceptions to be agreed upon), and TreeHouse’s consolidated net leverage ratio does not exceed 3.50 to 1.00. The commitments to provide the New Facilities are subject to various conditions.

Credit Facility Amendment

Also on November 1, 2015, TreeHouse entered into an Amendment and Consent (the “Amendment”) to its Credit Agreement, dated as of May 6, 2014, among TreeHouse, Bank of America, N.A., as administrative agent, and the other lenders party thereto (the “Existing Credit Agreement”). The Amendment, among other things, provides for the establishment of the Term Loan A-2 Facility and the Term Loan B Facility, in each case, as incremental term loans under the Existing Credit Agreement; provided that neither the Term Loan A-2 Facility nor the Term Loan B Facility shall constitute usage of any dollar limit on incremental facilities, loans or commitments under the Existing Credit Agreement. The Term Loan A-2 Facility will mature in five years and accrue interest at a rate of LIBOR plus 1.25% to 3.00% depending on the consolidated net leverage ratio of TreeHouse. The Term Loan B Facility will mature in seven years and accrue interest at a rate of LIBOR plus 3.00% to 3.25% depending on the size and timing of any equity capital markets transactions. The Term Loan A-2

Facility and the Term Loan B Facility are subject to the covenants of the Existing Credit Agreement, as amended by the Amendment. The amendment also provides for TreeHouse’s existing (i) $900,000,000 revolving credit facility, (ii) $296,250,000 Term A Facility and (iii) $192,500,000 Tranche A-1 Term Loans (collectively, the “Existing Facilities”) to be secured on an equal and ratable basis with the New Incremental Facilities. The Amendment further provides that the financial and other covenants of the Existing Credit Agreement will be adjusted to reflect the New Facilities and the operational and strategic requirements of TreeHouse and its subsidiaries after giving effect to the New Facilities and the Transaction. The amendment provisions of the Amendment will not become effective until the closing of the Transaction.

The Agreement and the Amendment are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein. The above descriptions of the material terms of the Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to Exhibit 2.1 and Exhibit 10.1.

Item 2.02. Results of Operations and Financial Condition

On November 2, 2015, TreeHouse issued a press release announcing that TreeHouse and ConAgra and had entered into the Agreement and also pre-announcing its sales and expected range of adjusted earnings per share for its third quarter and reaffirming certain guidance.

Item 7.01. Regulation FD

See “Item 2.02. Results of Operations and Financial Condition” above.

The information in this Form 8-K under Item 2.02 and Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit Number	Exhibit Description

2.1	Agreement, dated as of November 1, 2015, between ConAgra Foods, Inc. and TreeHouse Foods, Inc.*

10.1	Amendment and Consent dated November 1, 2015, to the Credit Agreement, dated as of May 6, 2014, among TreeHouse Foods, Inc., Bank of America, N.A., as administrative agent, and the other lenders party thereto.

99.1	Press Release of TreeHouse Foods, Inc., dated November 2, 2015.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: November 2, 2015	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

2.1	Agreement, dated as of November 1, 2015, between ConAgra Foods, Inc. and TreeHouse Foods, Inc.

10.1	Amendment and Consent dated November 1, 2015, to the Credit Agreement, dated as of May 6, 2014, among TreeHouse Foods, Inc., Bank of America, N.A., as administrative agent, and the other lenders party thereto.

99.1	Press Release of TreeHouse Foods, Inc., dated November 2, 2015.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.